Exhibit 99.1

Climb Global Solutions Reports Record Fourth Quarter

and Full Year 2024 Results

FY 2024 Net Income up 51% to $18.6 Million or $4.06 per share; Adjusted Net Income up 64% to $24.0 Million or $5.26 per share; Adjusted EBITDA up 61% to $39.6 Million

Q4 & FY 2024 Net Sales, Gross Profit, Net Income, EPS and Adjusted EBITDA Increase to Record Levels

EATONTOWN, N.J., March 5, 2025 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Summary vs. Same Year-Ago Quarter

●	Net sales increased 51% to $161.8 million.
●	Net income increased 33% to $7.0 million or $1.52 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) increased 87% to $10.3 million to $2.26 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 75% to $16.1 million.
●

Gross billings (a key operational metric defined below) increased 52% to $605.0 million. Distribution segment gross billings increased 57% to $582.0 million, and Solutions segment gross billings decreased 9% to $23.0 million.

FY 2024 Summary vs. FY 2023

●	Net sales increased 32% to $465.6 million.
●	Net income increased 51% to $18.6 million or $4.06 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) increased 64% to $24.0 million or $5.26 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 61% to $39.6 million.
●

Gross billings (a key operational metric defined below) increased 42% to $1.8 billion. Distribution segment gross billings increased 44% to $1.7 billion, and Solutions segment gross billings increased 7% to $89.8 million.

Management Commentary

“Our fourth quarter performance capped off an exceptional 2024, marking another year of record results across all key financial metrics,” said CEO Dale Foster. “Throughout the year, we evaluated over 120 vendors and signed agreements with only 13 of them, demonstrating our commitment to partnering with the most innovative technologies in the market. We also added scale and expertise to our North America operations through the acquisition of Douglas Stewart Software & Services, LLC (“DSS”), which was immediately accretive to earnings. I’m proud of our team’s hard work in generating double-digit organic growth in both the U.S. and Europe, reinforcing our commitment to deepening relationships with our partners across our global footprint.

“Looking ahead, we have a solid foundation in place to continue driving strong organic growth while further improving operating leverage through the implementation of our ERP system. We will also continue to evaluate M&A opportunities that can enhance our service and solutions offerings, as well as expand our geographic footprint in the U.S. and overseas. These initiatives, coupled with our demonstrated track record of execution and a robust balance sheet, will enable us to deliver on our organic and inorganic growth initiatives in 2025.”

Dividend

Subsequent to quarter end, on February 28, 2025, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on March 21, 2025, to shareholders of record on March 17, 2025.

Fourth Quarter 2024 Financial Results

Net sales in the fourth quarter of 2024 increased 51% to $161.8 million compared to $106.8 million for the same period in 2023. This reflects organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DSS on July 31, 2024. In addition, gross billings in the fourth quarter of 2024 increased 52% to $605.0 million compared to $397.0 million in the year-ago period.

Gross profit in the fourth quarter of 2024 increased 48% to $31.2 million compared to $21.1 million for the same period in 2023. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DSS.

Selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2024 were $17.1 million compared to $12.4 million in the year-ago period. DSS represented $2.2 million of the increase. SG&A as a percentage of gross billings decreased to 2.8% for the fourth quarter of 2024 compared to 3.1% in the year-ago period.

Net income in the fourth quarter of 2024 increased 33% to $7.0 million or $1.52 per diluted share, compared to $5.2 million or $1.15 per diluted share for the same period in 2023. Net income was impacted by a $2.5 million charge related to a change in fair value of acquisition contingent consideration associated with Spinnakar Limited. Adjusted net income increased 87% to $10.3 million or $2.26 per diluted share, compared to $5.5 million or $1.21 per diluted share for the year-ago period.

Adjusted EBITDA in the fourth quarter of 2024 increased 75% to $16.1 million compared to $9.2 million for the same period in 2023. The increase was primarily driven by organic growth from both new and existing vendors, as well as the contribution from the Company's acquisition of DSS. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased 780 basis points to 51.5% compared to 43.7% for the same period in 2023.

On December 31, 2024, cash and cash equivalents were $29.8 million compared to $36.3 million on December 31, 2023, while working capital decreased by $9.3 million during this period. The decrease in cash was primarily attributed to $20.4 million of cash paid at the closing for the acquisition of DSS, as well as the timing of receivable collections and payables. Climb had $0.8 million of outstanding debt on December 31, 2024, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, March 6, 2025, at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2024.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, March 6, 2025
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 225-9448

International dial-in number: (203) 518-9708

Conference ID: CLIMB

Webcast: Climb’s Q4 & FY 2023 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisitions of Data Solutions Holdings Limited and Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$29,778	$36,295
Accounts receivable, net of allowance for doubtful accounts of $588 and $709, respectively	341,597	222,269
Inventory, net	2,447	3,741
Prepaid expenses and other current assets	6,874	6,755
Total current assets	380,696	269,060

Equipment and leasehold improvements, net	12,853	8,850
Goodwill	34,924	27,182
Other intangibles, net	36,550	26,930
Right-of-use assets, net	1,965	878
Accounts receivable, net of current portion	1,174	797
Other assets	824	1,077
Deferred income tax assets	193	324
Total assets	$469,179	$335,098
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$370,397	$249,648
Lease liability, current portion	654	450
Term loan, current portion	560	540
Total current liabilities	371,611	250,638

Lease liability, net of current portion	1,685	879
Deferred income tax liabilities	4,723	5,554
Term loan, net of current portion	191	752
Non-current liabilities	381	2,505
Total liabilities	378,591	260,328

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,601,302 and 4,573,448 shares outstanding, respectively	53	53
Additional paid-in capital	37,977	34,647
Treasury stock, at cost, 683,198 and 711,052 shares, respectively	(13,337)	(12,623)
Retained earnings	68,787	53,215
Accumulated other comprehensive loss	(2,892)	(522)
Total stockholders’ equity	90,588	74,770
Total liabilities and stockholders' equity	$469,179	$335,098

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023

Net sales	$465,607	$352,013	$161,760	$106,783

Cost of sales	374,527	287,766	130,513	85,713

Gross profit	91,080	64,247	31,247	21,070

Selling, general and administrative expenses	56,508	44,330	17,075	12,400
Depreciation & amortization expense	4,269	2,798	1,336	864
Acquisition related costs	2,311	629	1,110	352
Total selling, general and administrative expenses	63,088	47,757	19,521	13,616

Income from operations	27,992	16,490	11,726	7,454

Interest, net	917	927	162	168
Foreign currency transaction (loss) gain	(273)	(636)	415	(536)
Change in fair value of acquisition contingent consideration	(3,618)	—	(2,466)	—
Income before provision for income taxes	25,018	16,781	9,837	7,086
Provision for income taxes	6,408	4,458	2,847	1,840

Net income	$18,610	$12,323	$6,990	$5,246

Income per common share - Basic	$4.06	$2.72	$1.52	$1.15
Income per common share - Diluted	$4.06	$2.72	$1.52	$1.15

Weighted average common shares outstanding - Basic	4,465	4,401	4,485	4,427
Weighted average common shares outstanding - Diluted	4,465	4,401	4,485	4,427

Dividends paid per common share	$0.68	$0.68	$0.17	$0.17

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (1):

	Year ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023

Net income	$18,610	$12,323	$6,990	$5,246
Provision for income taxes	6,408	4,458	2,847	1,840
Depreciation and amortization	4,269	2,798	1,336	864
Interest expense	335	264	69	170
EBITDA	29,622	19,843	11,242	8,120
Share-based compensation	4,070	4,148	1,260	726
Acquisition related costs	2,311	629	1,110	352
Change in fair value of acquisition contingent consideration	3,618	—	2,466	—
Adjusted EBITDA	$39,621	$24,620	$16,078	$9,198

	Year ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(34)	$(50)	$(11)	$(9)
Interest income	(1,218)	(1,141)	(220)	(329)
Interest expense	335	264	69	170
Interest, net	$(917)	$(927)	$(162)	$(168)

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted net income (Non-GAAP) (2):

	Year ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023

Net income	$18,610	$12,323	$6,990	$5,246
Acquisition related costs, net of income taxes	1,733	472	833	264
One-time CEO stock grant	—	1,796	—	—
Change in fair value of acquisition contingent consideration	3,618	—	2,466	—
Adjusted net income	$23,961	$14,591	$10,289	$5,510

Adjusted net income per common share - diluted	$5.26	$3.24	$2.26	$1.21

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes, the stock compensation expense recognized for the one-time CEO stock grant, and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjust net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents the operational metric of gross billings by segment (3):

	Year ended		Three months ended
	December 31,		December 31,
	2024	2023	2024	2023

Distribution gross billings	$1,695,538	$1,176,866	$581,963	$371,673
Solutions gross billings	89,764	83,516	23,045	25,370
Total gross billings	1,785,302	1,260,382	605,008	397,043

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.